                                                                    Exhibit 3.17


                          [Seal of the State of Texas]

                               The State of Texas

                               Secretary of State

                                 August 23, 2000

CSC
800 BRAZOS, SUITE 750
AUSTIN, TX  18701

RE:

VALOR TELECOMMUNICATIONS CORPORATE GROUP, LP
FILING NUMBER   00138742-10

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR CERTIFICATE OF LIMITED PARTNERSHIP.

THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.

[Seal of the State of Texas]             /s/ Elton Bomer
                                         ---------------------------------------
                                         Elton Bomer, Secretary of State

[Seal of the State of Texas]

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

------------------------------------------------------------------------------

                       CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is Valor Telecommunications Corporate Group, LP

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) 800 Brazos, Austin, Texas 78701 and the name of its proposed registered agent in Texas at such address is

      Corporation Service Company d/b/a CSC-Lawyers Incorporating Service
      Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 600 E. Las Colinas Blvd., #1900, Irving, Texas 75039

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

          NAME                           MAILING ADDRESS                        STREET ADDRESS
                                 (include city, state, zip code)       (include city, state, zip code)

Valor Telecommunications        600 E. Las Colinas Blvd., #1900        600 E. Las Colinas Blvd., #1900
    Enterprises, LLC                  Irving, Texas 75039                    Irving, Texas 75039


Date Signed:  August 18, 2000

                                   /s/ Valor Telecommunications Enterprises, LLC
                                   ---------------------------------------------
                                                   General Partner(s)

                                   By: /s/ John A. Butler
                                       -----------------------------------------
                                        John A. Butler, Executive Vice President
                                        and Chief Financial Officer


                                       2